UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 14, 2011 (April 8, 2011)

BioMimetic Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51934	62-1786244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

389 Nichol Mill Lane
Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 844-1280

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On April 8, 2011, BioMimetic Therapeutics, Inc. (the “Company”) and Noblegene Development, LLC (“Noblegene”) entered into the Third Amendment to Lease Agreement (“Amendment”) relating to the Company’s lease of the Coolsprings Life and Science Center, Building C (“Building C”).  The Company intends to use Building C in connection with the manufacturing and distribution of Augment™ Bone Graft if and when it is approved by the U.S. Food and Drug Administration.  The Amendment deletes certain provisions from the original lease agreement (the “Lease”) that provided for certain rent reductions if and to the extent that the building’s occupancy increased, and replaced those provisions with an automatic rent reduction that goes in to effect, on one or more occasions, if Noblegene rents space in Building C to a third party.  Under the Amendment, the Company’s base rent will be reduced to $21 per square foot for the amount of square footage leased by third parties in Building C.  This automatic reduction applies only one time for each square foot rented to a third party and is only available for the first 30,000 square feet rented to third parties.  Notwithstanding the foregoing, if Noblegene fails to enter into a single third party lease for at least 5,000 square feet by September 30, 2011, the Company’s rent will decrease by $2 per square foot for the portion of leased space for which the rent has not been reduced to $21 per square foot.

The Amendment also provides that if the full amount of the potential automatic rent reduction under the Amendment go into effect, the Company and Noblegene will, among other things, enter into a new two-year extension of the term of the Lease.  The two-year extension shall commence after Noblegene provides the Company with the required notice that the final rent reduction has gone into effect, but prior to the effective date of such of such final rent reduction.

The Amendment also requires the Company to pay Noblegene $100,000 upon execution of the Amendment and the tenant improvement allowance of $2,500,000 provided for in the Lease shall be reduced by $181,900 as consideration for certain construction costs.  The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

10.1  Third Amendment to Lease Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIOMIMETIC THERAPEUTICS, INC. By: /s/ Earl Douglas Name: Earl Douglas Title: General Counsel

April 14, 2011